UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 3, 2020

BANGFU TECHNOLOGY GROUP CO., LTD.

(Exact name of registrant as specified in Charter)

Nevada	333-227350	30-1023894
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

No. 34-3, Building 2, Diwang International Fortune Center, No. 10 Plaza Road,

Liuzhou, Guangxi Province, China 545005

 (Address of Principal Executive Offices)

+86 772-3719700

 (Registrant’s Telephone number)

Kelinda

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 3, 2020, Bangfu Technology Group Co., Ltd. (formerly known as Kelinda) (the “Company”), filed a Certificate of Amendment to the Company’s Articles of Incorporation (the “Certificate of Amendment”), with the Secretary of State of the State of Nevada, which provides for a change in the name of the Company from “Kelinda” to “Bangfu Technology Group Co., Ltd.”, effective upon filing. The Certificate of Amendment was unanimously approved by the Company’s Board of Directors.

The change in the name of the Company has been approved by the Financial Industry Regulatory Authority and will become effective on the market on June 8, 2020. In connection with its name change, the Company’s ticker symbol on the OTC Pink Market will be changed from “KLDA” to “BFGX.”

The Certificate of Amendment is attached to this Current Report on Form 8-K as Exhibit 3.1. The description of the Certificate of Amendment herein is qualified in its entirety by the text of Exhibit 3.1 hereto, which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment to Articles of Incorporation

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 8, 2020

      BANGFU TECHNOLOGY GROUP CO. LTD.

By: /s/ Fuming Yang

Name: Fuming Yang

Title: President

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